EXHIBIT 23



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                              CONSENT OF ATTORNEYS


Reference is made to the Registration Statement of CEL-SCI Corporation, whereby the Company proposes to sell shares of its common stock and warrants having a maximum value of $10,000,000. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be sold.

We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.


                                Very truly yours,

                                  HART & TRINEN

                               /s/ William T. Hart

Denver, Colorado
June 13, 2008




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                  Consent of Independent Registered Public Accounting Firm




CEL-SCI Corporation
Vienna, Virginia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated January 11, 2008, relating to the consolidated financial statements of CEL-SCI Corporation appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2007.

We also consent to the reference to us under the caption "Experts" in the Prospectus.





/s/ BDO Siedman, LLP

Bethesda, Maryland

July 2, 2008